UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2010

ASSURED EQUITIES IV CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	000-53734	27-0173162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 Acorn Avenue, Talmo, GA 30575
(Address of principal executive offices, including zip code)

(704) 361-2204
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 5.01.

Changes in Control of Registrant.

On June 25, 2010 Rogue Diva Racing, Inc., a Georgia corporation, in a private purchase, acquired 100,000 shares of Common Stock, representing 100% of the issued and outstanding Common Stock of Assured Equities IV Corporation (the "Corporation"), a Florida Corporation, from Assured Equities, LLC, a Utah LLC, for an aggregate purchase price of $25,000.00. Source(s) of funds for the acquisition of the100,000 Common Shares of the Corporation was Rogue Diva Racing's working capital.

Rogue Diva Racing, Inc. now has beneficial ownership of 100% of the Corporation's Common Stock based upon 100,000 outstanding aggregate registered Common shares of stock issued and outstanding as of June 25, 2010 and as refleted in the Corporation's Stock Transfer Register. The 100,000 shares of Common Stock were issued to Assured Equities, LLC, incorporator, sole shareholder and seller, on May 14, 2009. Rogue Diva Racing, Inc. owns and controls 100% of all voting securities of Assured Equities IV Corporation.

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 25, 2010, the Board of Directors accepted the resignations of Mr. William D. Kyle and Ms. Anne M. Kyle, who are husband and wife. Mr. and Ms. Kyle voluntarily resigned as members of our Board of Directors and from the following offices of the Corporation: William D. Kyle resigned as Director, President and Treasurer effective June 25, 2010 and Anne M. Kyle resigned as Director and Secretary effective June 25, 2010. Mr. and Ms. Kyle resigned as Directors and Officers due to a change in control of the registrant. There was no known disagreement with Mr. Kyle or Ms. Kyle on any matter relating to the Corporation's operations, policies or practices.

Effective June 25, 2010, the Board of Directors elected and appointed Mr. Cecil R. VanDyke to serve as a member of our Board of Directors. On June 25, 2010, the Board of Directors appointed Mr. Cecil R. VanDyke to act as President, Secretary and Treasurer of the Corporation. Mr. VanDyke, 60, has over 30 years of accounting and finance experience with both privately held and publicly held companies. More recently (during the past 5 years), Mr. VanDyke has held the position of Controller for a privately held distribution company where he has been responsible for all of the company's financial, IT and personnel relationships.

There are no family relationships between Mr. VanDyke and any of our directors or executive officers.

Mr. VanDyke has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, the registrant does not have any employment agreement, other agreement or understanding with Mr. VanDyke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.

Rogue Diva Racing, Inc.

/s/Cecil R. VanDyke
Cecil R. VanDyke
President
Date: June 28, 2010